Computation Ratios in Accordance with Dutch GAAP                     EXHIBIT 12

(EUR millions)                                           Three Months Ended                   Year ended December 31
                                                           March 31, 2002        2001       2000       1999       1998       1997
Earnings:
 Operating Profit Before Taxes                                           648      4,428      3,825      4,250      2,898      2,626

Add: Fixed Charges
 Other Interest                                                          996      4,664      5,014      3,902      3,014      2,981
                                                        --------------------   --------   --------   --------   --------   --------
 Total Fixed Charges excl. Interest on Deposits (1)                      996      4,664      5,014      3,902      3,014      2,981

 Interest on Deposits                                                  3,479     20,259     22,818     16,473     15,422     11,520
                                                        --------------------   --------   --------   --------   --------   --------
 Total Fixed Charges incl. Interest on Deposits (1)                    4,475     24,923     27,832     20,375     18,436     14,501

 Earnings plus Fixed Charges
      excl. Interest on Deposits (1)                                   1,644      9,092      8,839      8,152      5,912      5,607

 Earnings plus Fixed Charges
      incl. Interest on Deposits (1)                                   5,123     29,351     31,657     24,625     21,334     17,127


 Earnings to Fixed Charges
      excl. Interest on Deposits (1)                                    1.65       1.95       1.76       2.09       1.96       1.88
      incl. Interest on Deposits (1)                                    1.14       1.18       1.14       1.21       1.16       1.18

---------
(1) Deposits include Banks and Total customer accounts. See the Consolidated Financial Statements incorporated by reference herein.

Computation Ratios In Accordance with U.S. GAAP                      EXHIBIT 12

(EUR millions, per US GAAP)                                                  Year ended December 31
                                                              2001        2000        1999        1998        1997
Earnings:
 Operating Profit Before Taxes                                 2,077       4,245       3,534       3,133       2,539

Add: Fixed Charges
 Other Interest                                                4,664       5,014       3,902       3,014       2,981
                                                           ---------   ---------   ---------   ---------   ---------
 Total Fixed Charges excl. Interest on Deposits (1)            4,664       5,014       3,902       3,014       2,981

 Interest on Deposits                                         20,259      22,818      16,473      15,422      11,520
                                                           ---------   ---------   ---------   ---------   ---------
 Total Fixed Charges incl. Interest on Deposits (1)           24,923      27,832      20,375      18,436      14,501

 Earnings plus Fixed Charges
      excl. Interest on Deposits (1)                           6,741       9,259       7,436       6,147       5,520

 Earnings plus Fixed Charges
      incl. Interest on Deposits (1)                          27,000      32,077      23,909      21,569      17,040


 Earnings to Fixed Charges
      excl. Interest on Deposits (1)                            1.45        1.85        1.91        2.04        1.85
      incl. Interest on Deposits (1)                            1.08        1.15        1.17        1.17        1.18

---------
(1) Deposits include Banks and Total customer accounts. See the Consolidated Financial Statements incorporated by reference herein.